As filed with the Securities and Exchange Commission on January 20, 2004
                           Registration No. _________


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                    FORM SB-2



                               THOROUGHBREDS, INC.
                 (Name of small business issuer in its charter)

             Nevada                                             75-2870722
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or Organization)                           Identification Number)

                                      7948
                          (Primary Standard Industrial
                           Classification Code Number)

                  1126 Whispering Oaks Drive, DeSoto, TX 75115
                    (Address of principal executive offices)

                                  (972)230-8657
                               (Telephone Number)

                                  Pam J. Halter
                           1126 Whispering Oaks Drive
                               DeSoto Texas 75115
                                  (972)230-8657
             (Name, address and phone number for agent for service)

                                   Copies to:
                                 Ronald L. Brown
                                Andrews Kurth LLP
                           1717 Main St. - Suite 3700
                                Dallas, TX 75201
                                  (214)659-4469

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
Title of each Class   Amount to    Proposed             Proposed Maximum     Amount of
of Securities         be           Maximum Offering     Aggregate Offering   Fee
Registration          Registered   Price per Share (1)  Price
to be Registered

--------------------------------------------------------------------------------------

Common Stock,         400,000      $1.00                $400,000             $32.36
par value $0.001
--------------------------------------------------------------------------------------

Note (1) Estimated solely for calculating the registration fee.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    Preliminary Prospectus dated ______, 2004
                              Subject to completion


                               THOROUGHBREDS, INC.

                                   PROSPECTUS




                         400,000 Shares of Common Stock

This prospectus covers the offer and sale of an aggregate of 400,000 shares of our common stock which are owned and will be sold, from time to time at a price of $1.00 per share, by Pam Halter, the selling shareholder, who is acting as the underwriter for the offering. We will not receive any money from the shareholder when she sells her shares, but we will pay all of the expenses related to this registration statement other than any brokerage commission or discounts. Although Pam Halter is an underwriter within the meaning of the Securities Act with respect to the Common Stock offered hereby, she will not receive any commissions or fees as a result of sales made hereby. The offering will commence upon the effective date of this registration statement and terminate 90 days thereafter.

There is currently no public market for our common stock. It is not listed on any national securities exchange or any other securities market, and the selling price per share issued in this Prospectus was determined arbitrarily without regard to the Company's revenues or earnings, and is therefore only an estimate of the price at which the shares may ultimately trade in the over-the-counter market.

Investment in the common stock offered hereby involves a high degree of risk. You should carefully consider the information appearing under the caption RISK FACTORS beginning on page 3.

------------ ------------------- -------------- --------------- ----------------
                                                                   Proceeds to
                                   Underwriter   Proceeds to         Selling
               Price to Public       Discount      Company        Shareholders
------------ ------------------- -------------- --------------- ----------------
 Per Share        $ 1.00                0               0            $ 1.00
------------ ------------------- -------------- --------------- ----------------
   Total         $ 400,000              0               0          $ 400,000
------------ ------------------- -------------- --------------- ----------------


Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                _________, 2004

                                     SUMMARY

The Company                The Company was incorporated as a Nevada  Corporation
                           on  March  27,   2000  under  the  name  of  Doblique
                           Development  Corporation.   On  March  11,  2003  the
                           Company's name was Changed to Thoroughbreds, Inc. The
                           Company  is located at 1126  Whispering  Oaks  Drive,
                           DeSoto, TX 75115. Our principal business is to buy and sell thoroughbred race horses of every age from broodmares, weanlings, and yearlings to horses of racing age. Our auditors in their letter accompanying our financial statements have raised a substantial doubt about our ability to continue as a going concern.


The Offering               This  offering  relates  to the sale of up to 400,000
                           shares total of common stock by Pam J. Halter. who is
                           the sole  officer and  director of the  company.  The
                           company   will  not  offer  any  shares   under  this
                           prospectus or receive any proceeds from sales. All sales are expected to be made at a price of $1.00 per share, by Pam J. Halter, who is acting as the underwriter, and not through securities brokers.
                           Other means of sale may be utilized. The Company is paying the expenses of this registration other than any commissions or discounts. Ms. Halter will receive no commission in connection with any sale by her.


Trading Market for the     There is  currently  no public  market for our common
Common Stock               stock.  It is not listed on any  national  securities
                           exchange  or any  other  securities  market,  and the
                           selling price per share issued in this Prospectus was
                           determined   arbitrarily   without   regard   to  the
                           Company's revenues or earnings, and is therefor only an estimate of the price at which the shares may ultimately trade in the over-the-counter market.


Common Stock
Shares Outstanding         4,000,000


Selected Financial Data

                      December 31, 2003       December 31, 2002


Assets                   $ 203,917                $  358
Liabilities                315,102                 2,600
Shareholders' equity      (111,185)               (2,242)
Gain/Loss on sale
 of assets                   1,952                   -0-

Net loss                  (108,943)               (6,242)
Net loss per share           (0.02)                  -0-

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered by prospective investors in evaluating the Company and its business and future prospects before purchasing any shares of common stock.

Because we have a limited operating history, our business is unproven.

     Our limited operating history and losses to date make it difficult to evaluate our business. Thoroughbreds Inc. was organized in 2000. Our business is to buy and sell thoroughbred race horses of every age from broodmares, weanling,and yearlings, to horses of racing age. Since our incorporation we have owned a total of ten horses. Because of our limited operating history and net losses,it is extremely difficult to evaluate our business and prospects. Our revenue and income potential are unproven.

We have lost money from operations.

     We began operations in 2003 For the year ended December 31, 2003, we incurred a net loss of $108,943, and we have recorded a cumulative deficit in retained earnings of $115,185 from inception to December 31, 2003. We will continue to incur costs related to our growth and development, and there can be no assurance we will operate profitably in the future.

We rely exclusively on our single member of management.

     We rely principally on the advice of Pam Halter as to which horses to buy and sell. The success of our business will depend on Ms. Halter's skill and expertise in evaluating the potential profitability of any horse we buy. While Ms. Halter has been engaged in the thoroughbred horse racing business most of her life, this is not an assurance that she can profitably run on a continued basis any horse racing operation.

We cannot obtain injury insurance for our horses.

     Thoroughbred horses can only be insured for mortality. We cannot insure our horses in case of an injury.

We face a likely business failure if we lose the services of our key person.

     Our future success depends on the continued service of Pam Halter. If she leaves our Company and we are unable to replace her with a person that has comparable knowledge and experience with thoroughbred horses, we would have difficulty in succeeding.

The company will not receive any funds from this offering.

     The common stock offered under this prospectus by the selling shareholder will not provide any funds to Thoroughbreds, Inc. Since inception, we have been largely dependent upon management loans when we required funds. Without the continued financial support of management, or substantial profitable operations, we will not realize our business objectives and potential and will likely not succeed.

We may need additional capital.

     Our expenses in the past have always been paid on an as-needed basis by our principal shareholder. The Company is limited to the amount of cash it receives from sale of horses with which to pay any expenses. Unless the principal shareholder continues to provide cash to pay the Company's expenses as they are incurred, the Company may be forced to cease its operations. There are no known sources from which the Company can obtain loans or debt financing other than its principal shareholder.

Thoroughbreds is controlled by its Executive Officer and Director.

     Pam J. Halter is the Company's sole officer and director, and currently owns 100% of the issued and outstanding shares of common stock. As a result, Ms. Halter controls all decisions that will be made by the shareholders including the election of directors.

There is no active market for our Common Stock.

     There is currently no trading market for our common stock. A substantial trading market may not develop for our common stock. We intend to file an application with the National Association of Securities Dealers, Inc. to list the common stock on the OTC Bulletin Board. If there is little demand on the part of potential purchasers of the stock, sellers will have difficulty selling any of their stock.

There are Limitations on Share Sales.

     The common stock has not been registered for sale in any state. No assurance can be given that the shares will be able to be sold until such time as as necessary steps have been taken to establish exemptions from state securities laws. In addition, the ability of purchasers to make resales of the securities purchased will depend upon the availability of secondary trading exemptions in each state where resales are to be made.

We anticipate volatility of the price of our stock.

     If traded, the market price of Thoroughbreds's Inc. stock is likely to be highly volatile because of general market conditions as well as factors related to the Company's historical performance and its ability to meet market expectations. Such factors as investor perceptions of our Company, variations in financial results, announcements regarding our plans and other developments affecting the Company's future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the stock.


Our financial statements have received a going concern opinion qualification from our auditors.

     Our auditors have issued their opinion on our financial statements as of and for the respective years ended December 31, 2003 and 2002. These financial statements have been prepared assuming that the Company will continue as a going concern. However, as the Company has experienced limited revenues, has incurred cumulative operating losses since its inception and has been primarily dependent upon the advances from its sole shareholder in previous years to provide working capital, our auditors have stated that there is substantial doubt about the Company's ability to continue as a going concern.

We do not pay dividends.

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We will instead retain any profits to fund growth and expansion.

                               THOROUGHBREDS, INC.

Thoroughbreds, Inc. was incorporated under the laws of the State of Nevada on March 27, 2000 under the name of Doblique Development Corporation. On March 11, 2003 the Company changed it's name to Thoroughbreds, Inc. We formed the company for the purpose of buying and selling thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. Our principal office is located at 1126 Whispering Oaks Drive, DeSoto, TX 75115 and our telephone number is (972)230-8657.

                         NO MARKET FOR OUR COMMON STOCK


There is currently no public market for Thoroughbreds Inc. common stock. It is not listed on any national securities exchange or any other securities market, and the selling price per share issued in this Prospectus was determined arbitrarily without regard to the Company's revenues or earnings, and is therefor only an estimate of the price at which the shares may ultimately trade in the over-the-counter market. We cannot assure you that any trading market for our shares will exist following this offering, or that investors in the shares will be able to resell their shares at any price.


                                 DIVIDEND POLICY

Thoroughbreds, Inc. has never paid or declared a cash dividend on its common stock and we do not intend to pay cash dividends in the foreseeable future.



                         SHARES ELIGIBLE FOR FUTURE SALE

Thoroughbreds, Inc. has 4,000,000 shares of common stock outstanding including the 400,000 shares covered by this prospectus. In the event those 400,000 shares are sold in this offering, they will be freely tradable in the United States if a market for our stock develops. All of the remaining 3,600,000 shares are "restricted securities" under Rule 144 of the Securities Act of 1933. Ordinarily, a person holding restricted securities for a period of one year may, every three months, sell in routine brokerage transactions an amount equal to the greater of one percent of a company's then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the person's sales. Rule 144 also permits sales by a person who is not an affiliate of the company and who has held the shares for two years without any quantity limitation. Pam J. Halter owns 4,000,000 shares that she acquired in 2000. All of the 4,000,000 restricted shares are eligible for resale under Rule 144.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Forward-Looking Statements
This prospectus contains certain forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "may", "expect", "anticipate", "believe", "estimate", "intend" "continue" or similar words. Such statements reflect our beliefs as well as assumptions we have made using information currently available to us. Because these statements demonstrate our current views concerning future events, these statements involve assumptions, risks and uncertainties. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 3 of this prospectus. One should not place undue reliance on such forward-looking statements that speak only as of the date of this prospectus.


General comments

The Company was incorporated on March 27, 2000 under the laws of the State of Nevada. The Company buys and sells thoroughbred horses for its own account. The Company began business operations in January, 2003.

The thoroughbred business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

From its inception through the date of this filing, the Company has been in its start-up phase and has been dependent upon advances from its sole shareholder. The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company's independent auditor, Tschopp, Whitcomb & Orr, CPA, expressed, in their opinion on the Company's audited financial statements for the years ended December 31, 2003 and 2002, substantial doubt about the Company's ability to continue as a going concern. Reference is made to the Report of Independent Certified Public Accountants included elsewhere in this Registration Statement.

Results of Operations

Year ended December 31, 2003 compared to the period from March 27, 2000 (date of inception) through December 31, 2003.

The only activity during the period from March 27, 2000 (date of inception) through December 31, 2002 was the recognition of the expenses associated with the incorporation, organization and initial capitalization of the Company. Pursuant to AICPA Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities", these costs were charged to operations as incurred.

The Company commenced operations during 2003 with the acquisition of ten (10) horses from the Company's sole shareholder.

For the year ended December 31 2003, the Company sold three of the horses previously purchased. Two were sold at a profit, and one was sold at a loss due to an unexpected physical ailment.

The Company recognizes depreciation on its livestock on the straight-line method using a three (3) year life. During the year ended December 31, 2003, the Company recognized approximately $27,611 in depreciation expense.

The Company experienced a net loss of approximately $(108,943) and $(6,242) for the year ended December 31, 2003. For the period from March 27, 2000 (date of inception) through December 31, 2003, respectively the net loss was $(115,185). Net loss per share was approximately $(0.03) and $-0- for each respective period.

Liquidity and Capital Resources

Liquidity for the period from inception through December 31, 2003 has been provided by advances from the company's sole shareholder (See "Certain Relationships and Related Transactions.") and the initial capitalization of the Company. The Company's available cash at December 31, 2003 was $121,078.

The thoroughbred business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

Plan of Operations

The thoroughbred business is a capital intensive operation by virtue of the investment in livestock. At December 31, 2003, the Company owned a total of seven horses. We anticipate the acquisition of additional horses during our current fiscal year and will seek to sell some of our horses at various horse auctions throughout the year.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. The Company remains dependent upon additional external sources of financing, including being dependent upon its significant shareholder to provide sufficient working capital to preserve the integrity of the corporate entity. Our sole shareholder has supplied the cash required for operations, in the form of advances which are detailed under "Certain Relationships and Related Transactions".

It is the intent of our significant stockholder to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity if and when needed through the end of fiscal year 2004. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for our significant stockholder to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised.

The Company has a limited operating history, no profit and operates a business plan with inherent risk. Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. This means, in our auditor's opinion, substantial doubt exists about our ability to continue as a going concern at the date of their opinion.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

                              SELLING SHAREHOLDERS

In 2000, Pam J. Halter acquired 4,000,000 shares of common stock for $0.001 per share.

This Prospectus relates to the resale of shares of our common stock by the selling shareholder. The table below sets forth information with respect to the resale of shares of our common stock by the selling shareholder. We will not receive any proceeds from the resale of common stock by the selling shareholder.

Selling          Number of shares     Number of    Number of shares  Percentage
Stockholder      owned prior to the   shares       owned after the
                 Offering             to be sold   offering
---------------  -------------------  -----------  ----------------  -----------

Pam J. Halter        4,000,000          400,000        3,600,000         90%


                              PLAN OF DISTRIBUTION


The shares may be sold from time to time by the selling shareholder or by pledgees, donees, transferees or other successors in interest. Such sales will be made at a fixed price of $1.00 until the offering is concluded. Thereafter, the shares may be quoted in the over-the-counter market, at prices and terms then prevailing or at prices related to the then current market price.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares are "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. No such commissions or discounts are contemplated at this time, and in no event will any ever be paid to the selling stockholder.

The selling shareholder and the Company will also be subject to the requirements of Regulation M under the rules of the Securities and Exchange Commission.

The company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholder, but excluding brokerage commissions or underwriter discounts. The company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Such fees and expenses may first be paid by the selling stockholder and could then be subject to reimbursement from the Company.


                           DESCRIPTION OF THE BUSINESS

The Company buys and sells thoroughbred horses of every age from broodmares, weanlings, and yearlings, to horses of racing age. We plan to concentrate, at least for the foreseeable future, our efforts in the purchase and sale of broodmares, weanlings and yearlings at auctions, commonly referred to as "Pinhooking". The Company does not plan to engage in any racing activities.

Industry Overview and Opportunity

Essentially "pinhooking" is the purchase of thoroughbred horses at various horse auctions with a view to resell them a few months later at similar auctions.

All horses have common birthdays on January 1, regardless when they are born. Thoroughbred horses are bred to be born anywhere from January to June. So if a horse is born in June, it is considered a late foal. If it is born in January, it is considered an early foal. An early foal is preferred over a late foal, since a horse born in June will officially be one year old on January 1 when in reality it is only six months old. Horses are called weanlings until they reach the age of one, yearlings until they reach the age of two.

Thoroughbred racing is a high-risk investment, with limited returns for the average horse owner. It is a high profile glamour sport, the so-called "Sport of Kings". People dream of owning the "Big" horse and winning a major race such as the Kentucky Derby. Statistically, the great majority of owners lose money year after year.

In contrast, "pinhooking" is a relatively conservative investment tool that can bring financial rewards under the right circumstances. The great majority of racing stock is bought at various auctions throughout the United States. These are referred to as "sales". The major and best attended sales are in Kentucky, Florida and California. The key to successful pinhooking is to gauge the market, ascertain the most popular bloodlines, and know the best price ranges in which to re-sell the purchased horses. Pinhooking is an art, which demands continuous attention to the ever-changing market. Simply put, the goal is to buy low and be able to sell high.

We believe the risk/reward ratio of pinhooking is attractive because, on the downside, the worst case scenario will still return a portion of the purchase price of a horse sold at a loss. This should be in the 10-20% range, and such losses should be offset by gains made on profitable transactions. Also, unlike horse racing, where racing careers can be terminated rather swiftly due to permanent injury, the likelihood of an injury that would keep a non-racing horse out of a sale is relatively small.

Business Plan

In general, we intend to operate in a number of areas, all involving the purchase and sale of thoroughbred horses.

Our primary operations and their criteria are as follows:

     1. Purchase of weanlings in the fall, to be resold as yearlings in the spring.

     2. Purchase of yearlings in the fall, to be resold as two-year olds in the spring.

     3. Purchase of broodmares in foal in the spring. The offspring (to be born within 30-60 days from purchase date) would be sold as weanlings in the fall. After giving birth, the broodmares would immediately be bred to selected stallions, thus giving The Company the option to:

               a. sell the broodmares in foal during the fall (current year) or spring (following year).

               b. sell the foals in the spring of the following year.

We insure all of our horses for mortality.

The Company does not own any stables or other facilities to board or maintain the horses we own and buy in the future. We plan to board our horses at one of many boarding and training facilities that are available throughout Florida and Kentucky that offer us the best arrangement for maintaining and enhancing the profitability of our horses.

The Company has no employees. Pam Halter devotes all the time that is necessary to attend sales and operate the business, at no cost to the Company. We do not plan to hire any paid employee in the foreseeable future.

Market Overview

According to the Blood-Horse magazine, a highly respected industry publication, the current state of the thoroughbred economy as measured by returns from public auctions across the continent in 2003 continued the ten-year trend of rising prices. New records for gross revenue and average and median prices were established for each of the four major sales categories - yearlings, 2-year olds, weanlings, and broodmares.

This vast expansion in auction revenue indicated that considerable amounts of money were made in 2003 by purveyors of Thoroughbred bloodstock in North America. The greatest profits were made by sellers able to satisfy the growing demand for high-quality bloodstock.

The recently concluded Keeneland November sale, one of the two biggest auctions in the United States, underscored the current status of the breeding industry. The opening session produced a world-record price for a broodmare and a North American mark for a weanling colt. Gross revenue was the fourth-highest in the sale's 60 year history while the median price equaled the sale record established in 1999. In addition, the average price for weanlings finished at an all-time high, according to the Blood-Horse.

Some of the factors contributing to the strong equine market include tax cuts that have given the wealthy more disposable income on luxury items. There have also been changes in tax laws that have provided incentives for people to invest in horses. Meanwhile, interest rates remain low, making money cheap to borrow. Favorable news about the American economy also provided a boost to the November Keeneland auction. Based on the rising prices for broodmares, buyers were confident about making long-term investments in the Thoroughbred industry.

Another factor in the November market improvement was the unexpected strength of the 2003 yearling market. At the Keeneland September yearling sale (the largest such sale in the world), the average and median rose to record heights while the gross reached its second-highest level ever. As a result, "pinhookers" dramatically improved their profit margins according to the Blood-Horse.

The desire to buy the best pushed the number of horses sold at auctions in North America for prices of $1 million or more to a new record. Though prices rose most rapidly throughout the year at the very peak of the market, demand was broad enough at the year's two biggest auctions - Keeneland's September and November sales - to strengthen upper-middle, middle, and even occasionally, lower-middle price ranges.

Pinhookers who buy weanlings for resale as yearlings and yearlings for resale as two year olds had a roller coaster year in 2003. Profits were available for the most favored horses. But pinhookers also had to deal with an expanding list of criteria on the part of the buyers who were willing to reject horses that did not measure up in every respect.

On the high side, new records were set and exceeded several times for the greatest price appreciation on individual horses in the history of both weanling-to-yearling and yearling-to-juvenile pinhooking in North America. Rates of return on investment for the full group of pinhooked horses resold at major yearling and juvenile auctions also surpassed all previous standards.

On the low side, buy-back rates rose among all pinhooked horses, and the percentage of individual pinhooked horses sold for profits tumbled at both yearling and juvenile sales, thus amplifying the high-low split between success and failure for pinhookers.

Competition

The Company is a very small player in the thoroughbred racehorse trading business. We have limited resources. We compete by using our skill in evaluating horses for resale before we buy them. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential resale value of a horse and to raise sufficient capital to purchase and maintain the horse until we sell it. We will rely almost exclusively on Pam Halter to evaluate a horse and to buy any horse we believe to be a good investment. We expect to bid against many horse traders at the "sales" that have far greater financial resources and more experience in buying and selling horses than we have.

Thoroughbreds Inc.'s principal business is to buy and sell thoroughbred race horses at various major horse auctions in the United States.

At the beginning of 2003 we owned ten thoroughbred horses. We have sold three of them during the year. We currently own the following thoroughbred horses:

Expect Anna, a 5 year old mare, is currently in foal to Albert The Great, a Grade 1 Winner of over $3-million. Her offspring is expected early spring 2004. After giving birth, we plan to breed her to Volponi, a Breeders' Cup Classic-G1 Winner of over $3-million.

Ms. Protocol, a 4 year old mare, is currently in foal to Albert the Great. Her offspring is expected early spring 2004. After giving birth, we plan to breed her to Volponi.

Si Si My Love, a 4 year old mare, is currently in foal to Albert the Great. Her offspring is expected late spring 2004. After giving birth, we plan to breed her to Essence of Dubai, a Grade 2 winner of over $2-million.

Quon, a 7 year old mare, is currently not in foal. We plan to breed her to Volponi.

Fenter Given, a 6 year old mare, is currently not in foal. We have not yet decided as to which sire to breed her to.

Vogure Covergirl, a 5 year old mare, is currently in foal to Lake Austin, a son of Storm Cat. We have not yet decided as to which sire to breed her back to.

Our Shadow. 2 year old colt is currently being trained and we expect to sell him at an auction in April 2004.

The three horses that we have sold during 2003 were:

Yearling - out of Fenter Given Dam. We sold her for $5,000 and recorded a $4,999 profit.

Yearling - out of Vogue Covergirl Dam. We sold her for $5,000 and recorded a $4,999 profit.

Armitage, a 6 year old mare who was in foal to Ecton Park, a Grade 1 winner of $1.5 million. The mare encountered medical problems which questioned her ability to give birth to a live foal, or to be able to be bred again in the future. We sold her at a loss for $8,000 at the October OBS Sales.

Thoroughbreds, Inc. is a very small player in the thoroughbred business. Since we have limited resources, we compete by using our skills in evaluating horses before purchasing them. While we consider bloodlines and the win-loss records (if any) of a particular horse's linage as well as other factors, our success will depend in large measure on our ability to evaluate the potential value of a horse. We rely on Ms. Halter to evaluate horses before we purchase them.

Properties

The  Company  has no  corporate  office  space  under  lease at this  time.  The
Company's principal executive office address is 1126 Whispering Oaks Drive, DeSoto, TX 75115. This is the home address of Pam Halter, as she works out of her private office in the home. A separate telephone number is furnished to the Company at not cost by Ms. Halter. Management considers the Company's current office space arrangement adequate, as all purchases and sales of horses are conducted in other geographical locations and/or telephonically.

Employees

Our Company currently has no employees. Pam Halter devotes approximately 16 hours of her time a week to manage the affairs of the Company. If the Company's business grows, it may require the hiring of full or part time employees sometimes in the future; however the number and extent of prospective employees is unknown at this time.

                                   MANAGEMENT

The directors and officers of Thoroughbreds Inc. are listed below with information about their respective backgrounds.

Name                             Age        Position

Pam J. Halter                    49         Chairman, President, CEO & Director

Pam J. Halter has served as President, Secretary and sole director of Thoroughbreds, Inc. since the company's inception in March 2000. Ms. Halter has been involved in various facets of horse racing since the age of sixteen, culminating with her successful record as a trainer. Since her retirement from training, she became a successful owner of a small stable of horses, attaining in 1995 the highest win percentage (21.8%) at Louisiana Downs. From March 2000 until March 2003 Ms. Halter was President, CEO, director and majority shareholder of Doblique, Inc., a company engaged in the thoroughbred racing business.

All directors hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. There are no committees of directors.

Executive Compensation

Ms. Halter was not compensated in any way for her services to Thoroughbreds during the fiscal years ended December 31, 2002 or 2003.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth beneficial ownership information, as of the date of this Prospectus, of our common stock for each person known by Thoroughbreds, Inc. to own beneficially more than 5% of our common stock; each of our directors; each of our executive officers; and our current executive officers and directors as a group.

                                                Percentage          Percentage
Name and Address            Shares owned      Before Offering     After Offering

Pam J. Halter
2591 Dallas Parkway           4.000,000           100%                 90%
Suite 102
Frisco, TX 75034

All officers and directors
 as a group, including
 affiliates (1 person)        4,000,000           100%                  90%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The table below describes purchases of our shares by our principal shareholders.

    Name          Date of Purchase     Number of Shares        Price Per Share

Pam J. Halter      March 28, 2000          4,000,000                $0.001

The Company receives working capital advances from its sole shareholder, Pam J. Halter, depending, upon the Company's cash requirements and available cash on hand at any particular point in time.

As of December 31, 2003, the Company has owed to Ms. Halter approximately $311,002. These advances are unsecured, due upon demand and are non-interest bearing.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the company consists of 25,000,000 shares of common stock, par value of $.001 per share. As of December 31, 2003, there were issued and outstanding 4,000,000 shares of common stock.

Common Stock

General. The holders of Common Stock have no preemptive, conversion or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable.

Dividends. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The Company has not paid cash dividends on the Common Stock during the last two fiscal years and the Board of Directors of the Company currently intends to retain earnings for further development of the Company's business and, therefore, does not intend to pay cash dividends on the Common Stock in the foreseeable future.

Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not possess cumulative voting rights.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Stock is Securities Transfer Corp., Frisco, Texas.


                                  LEGAL MATTERS

The Law Offices of Alverson, Taylor, Mortensen, Nelson & Sanders, Las Vegas, Nevada have passed upon the validity of the common stock covered by this registration statement for Thoroughbreds, Inc.

                                     EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by Tschopp, Whitcomb & Orr, CPA, independent certified accountant, to the extent and for the periods set forth in his report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

Thoroughbreds,  Inc.  will become  subject to the reporting  requirements  under
Section 15(d) of the Securities Exchange Act of 1934, as amended, and will file, periodic reports and other information with the Securities and Exchange Commission. You may read and copy any of these reports at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information by mail from the public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains an Internet website that contains these reports and information about issuers, like Thoroughbreds, Inc., who file electronically with the Commission. The address of that site is: http://www.sec.gov.

Thoroughbreds, Inc. has filed with the Commission a registration statement including exhibits and information, which the Commission permits the registrant to omit from the prospectus, on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about Thoroughbreds, Inc., by contacting the Commission in the manner and at the addresses referenced above.

You should rely only on the information provided in this prospectus or any prospectus supplement. Thoroughbreds, Inc. has not authorized anyone else to provide you with different information. Thoroughbreds, Inc. is not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.

                               THOROUGHBREDS, INC.

                                    CONTENTS



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                           F-2

Annual Financial Statements

   Balance Sheets
     as of December 31, 2003 and 2002                                        F-3

   Statements of Operations and Comprehensive Loss
     for the year ended December 31, 2003 and
     for the period from March 27, 2000 (date of inception)
       through December 31, 2003                                             F-4

   Statements of Shareholder's Equity
     for the year ended December 31, 2003 and
     for the period from March 27, 2000 (date of inception)
       through December 31, 2003                                             F-5

   Statements of Cash Flows
     for the year ended December 31, 2003 and
     for the period from March 27, 2000 (date of inception)
       through December 31, 2003                                             F-6

   Notes to Financial Statements                                             F-7

                          TSCHOPP, WHITCOMB & ORR, P.A.
                      2600 Maitland Center Park, Suite 330
                             Maitland, Florida 32751


               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors and Stockholder
Thoroughbreds, Inc.

We have audited the accompanying balance sheets of Thoroughbreds, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended and for the cumulative period from March 27, 2000 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, presents fairly, in all material respects, the financial position of Thoroughbreds, Inc. (a development stage company) as of December 31, 2003, and 2002 and the results of its operations and its cash flows for the years then ended and for the cumulative period from March 27, 2000 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company's has experienced limited sales and incurred cumulative operating losses since its inception. The Company has been dependent upon the proceeds from the sales of common stock and advances from related parties to provide working capital. This situation raises a substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Tschopp, Whitcomb & Orr, P.A.


January 5, 2004

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 2003 and 2002

                                     Assets
                                     ------

                                                            2003         2002
                                                         ---------    ---------

Current assets:
       Cash on hand and in bank                          $ 121,078          358
       Livestock Inventory                                 173,360         --
                                                         ---------    ---------


               Total current assets                      $ 294,438          358
                                                         =========    =========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
       Due to stockholder (note 5)                       $ 315,102        2,600
                                                         ---------    ---------

               Total current liabilities                   315,102        2,600
                                                         ---------    ---------

Commitments and contingencies

Stockholders' deficit:
       Common stock - $0.001 par value
           25,000,000 shares authorized
           4,000,000 shares issued and outstanding           4,000        4,000
       Deficit accumulated during development stage        (24,664)      (6,242)
                                                         ---------    ---------

               Total stockholders' deficit                 (20,664)      (2,242)
                                                         ---------    ---------

Total liabilities and stockholders' deficit              $ 294,438          358
                                                         =========    =========



See accompanying notes to financial statements.


                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                            Statements of Operations

                     Years ended December 31, 2003 and 2002
    Period from March 27, 2000 (date of inception) through December 31, 2003

                                                                                              Period from
                                                                                             March 27, 2000
                                                     Year ended           Year ended      (Date of Inception)
                                                    December 31,         December 31,           through
                                                        2003                 2002          December 31, 2003
                                                 -----------------    -----------------    -----------------
Revenues:
     Livestock sales                             $          16,650                 --                 16,650
                                                 -----------------    -----------------    -----------------

Operating expenses:
     Cost of livestock sales                                31,889                 --                 31,889
     General and administrative expenses                     3,183                6,242                9,425
                                                 -----------------    -----------------    -----------------

               Total operating expenses                     35,072                6,242               41,314
                                                 -----------------    -----------------    -----------------

Loss from operations                                       (18,422)              (6,242)             (24,664)

Provision for income taxes (note 6)                           --                   --                   --
                                                 -----------------    -----------------    -----------------

Net loss                                         $         (18,422)              (6,242)             (24,664)
                                                 =================    =================    =================

Earnings per share of common stock outstanding
  computed on net income - basic and
  fully diluted                                                nil                  nil                  nil
                                                 =================    =================    =================

Weighted-average number of shares
  outstanding - basic and fully diluted                  4,000,000            4,000,000            4,000,000
                                                 =================    =================    =================






See accompanying notes to financial statements.

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                 Statements of Changes in Stockholders' Deficit

    Period from March 27, 2000 (date of inception) through December 31, 2003



                                     Common Stock
                                 ---------------------
                                 Number of               Retained
                                   Shares    Par Value   Earnings       Total
                                 ---------   ---------   ---------    ---------

Initial capitalization at
   November 2, 2002              4,000,000   $   4,000        --          4,000

Net loss                              --          --        (6,242)      (6,242)
                                 ---------   ---------   ---------    ---------

Balances at
  December 31, 2002              4,000,000       4,000      (6,242)      (2,242)

Net loss                              --          --       (18,422)     (18,422)
                                 ---------   ---------   ---------    ---------

Balances at
  December 31, 2003              4,000,000   $   4,000     (24,664)     (20,664)
                                 =========   =========   =========    =========















See accompanying notes to financial statements.


                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                     Years ended December 31, 2003 and 2002
    Period from March 27, 2000 (date of inception) through December 31, 2003

                                                                                                           Period from
                                                                                                          March 27, 2000
                                                                 Year ended           Year ended       (Date of Inception)
                                                                 December 31,         December 31,           through
                                                                     2003                 2002          December 31, 2003
                                                              -----------------    -----------------    -----------------
Cash flows from operating activities:
      Net loss                                                $         (18,422)              (6,242)             (24,664)
      Changes in operating assets and liabilities:
          Livestock inventory                                          (173,360)                --               (173,360)
                                                              -----------------    -----------------    -----------------

                  Net cash used in operating activities                (191,782)              (6,242)            (198,024)
                                                              -----------------    -----------------    -----------------

Cash flows from financing activities:
      Funds advanced by shareholder                                     312,502                2,600              315,102
      Proceeds from initial capitalization                                 --                  4,000                4,000
                                                              -----------------    -----------------    -----------------

                  Net cash provided by financing activities             312,502                6,600              319,102
                                                              -----------------    -----------------    -----------------

Increase in cash                                                        120,720                  358              121,078

Cash at beginning of period                                                 358                 --                   --
                                                              -----------------    -----------------    -----------------

Cash at end of period                                         $         121,078                  358              121,078
                                                              =================    =================    =================

Supplemental disclosure of cash flow information:

      Interest paid                                           $            --                   --                   --
                                                              =================    =================    =================
      Income taxes                                            $            --                   --                   --
                                                              =================    =================    =================


See accompanying notes to financial statements.

                               THOROUGHBREDS, INC.
                          (A Development Stage company)

                          Notes to Financial Statements

                           December 31, 2003 and 2002


(1)  Organization and Description of Business
     ----------------------------------------

     Thoroughbreds, Inc. (Company) was incorporated on March 27, 2000 under the laws of the State of Nevada. The Company was formed for the purpose of buying and selling thoroughbred race horses of every age from broodmares, weanlings, yearlings and racing age horses. The Company began business operations in 2002.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Going Concern Uncertainty
     -------------------------

     The horse racing business has inherently high risk. At the present time, the Company is not generating revenue at levels sufficient to support daily operations.

     The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in conducting its business plan, including difficulty of hiring or engaging competent trainers within its budget, acquisition of quality livestock, and a potential shortfall of funding due to potential difficulties in raising capital in the equity securities market.

     The Company remains dependent upon additional external sources of financing including being dependent upon its management and/or significant shareholders to provide sufficient working capital in excess of the Company's initial capitalization and net livestock revenue to preserve the integrity of the corporate entity.


                                                                     (Continued)

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


(2)  Going Concern Uncertainty - (Continued)
     ---------------------------------------

     It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

     The Company has a limited operating history, minimal cash on hand, no profit and operates a business plan with substantial inherent risk. While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or fully implement its business plan.

(3)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Cash and Cash Equivalents
          -------------------------

          For purposes of reporting cash flows, the Company considers all cash on hand, in banks, including and on deposit with brokerage houses, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

          Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

     (b)  Revenue Recognition
          -------------------

          The Company recognizes revenue upon final settlement of sales transactions of its livestock which generally occurs at regularly scheduled livestock auctions. The revenue and costs of revenue from the sale of livestock is recognized on a specific identification basis.

     (c)  Livestock Inventory
          -------------------

          Livestock inventories are stated at the lower of cost or market. The cost of the livestock inventory is based on the accumulated cost of developing such animals for sale.

                                                                     (Continued)

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


(3)  Summary of Significant Accounting Policies - (Continued)
     --------------------------------------------------------

     (d)  Organization Costs
          ------------------

          In accordance with AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company has charged all expenses associated with the incorporation, organization and initial capitalization of the Company to operations as incurred.

     (e)  Research and Development Expenses
          ---------------------------------

          Research and development expenses are charged to operations as incurred.

     (f)  Advertising Expenses
          --------------------

          Advertising and marketing expenses are charged to operations as incurred.

     (g)  Income Taxes
          ------------

          The Company uses the asset and liability method of accounting for income taxes. At December 31, 2003 and 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes.

          As of December 31, 2003 and 2002, deferred tax assets are related solely to the Company's net operating loss carryforward which is fully reserved.

     (h)  Loss Per Share
          --------------

          Basic loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2003, the Company has no issued and outstanding securities, options or warrants that would be deemed potentially dilutive in the current and future periods.

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


(4)  Fair Value of Financial Instruments
     -----------------------------------

     The carrying amount of cash, accounts receivable, accounts payable and amounts due to stockholder, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

(5)  Amounts Due To Shareholder
     --------------------------

     The Company's sole shareholder periodically advances and receives repayment of funds loaned to the Company to support operations, settle outstanding trade accounts payable and provide working capital. The net advances are repayable upon demand and are non-interest bearing.

(6)  Income Taxes
     ------------

     The components of income tax (benefit) expense for the year ended December 31, 2003 and 2002 is as follows:

                                                            2003         2002
                                                         ----------   ----------

     Federal:
              Current                                    $     --           --
              Deferred                                         --           --
                                                         ----------   ----------
                                                               --           --
                                                         ----------   ----------
     State:
              Current                                          --           --
              Deferred                                         --           --
                                                         ----------   ----------
                       Total                             $     --           --
                                                         ==========   ==========

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $20,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2022. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code.

                                                                     (Continued)

                               THOROUGHBREDS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


(6)      Income Taxes - (Continued)

The Company's income tax expense (benefit) for the years ended December 31, 2003 and 2002 differ from the statutory federal rates as follows:


                                                               2003       2002
                                                             -------    -------

     Statutory rate applied to loss before income taxes      $(7,000)    (2,000)
     Increase (decrease) in income taxes resulting from:
         State income taxes                                     (500)      (200)
         Other, including reserve for deferred tax assets      7,500      2,200
                                                             -------    -------

              Income tax expense                             $  --         --
                                                             =======    =======

Temporary differences, consisting primarily of net operating loss carryforwards give rise to deferred tax assets at December 31 as follows:

                                                               2003       2002
                                                             -------    -------

     Deferred tax assets
         Net operating loss carryforwards                    $ 9,500      2,000
         Less valuation allowance                             (9,500)    (2,000)
                                                             -------    -------

              Net deferred tax asset                         $  --         --
                                                             =======    =======

                Introduction



         Please read this  prospectus  carefully.  It
describes our business, our products and services and
our financial condition and results of operations. We
have prepared  this  prospectus so that you will have
the   information   necessary  to  make  an  informed
investment decision.

         You  should  only  rely  on the  information
contained in this prospectus.  We have not authorized     Up to 400,000 Shares
anyone to provide you with information different from
that contained in this  prospectus.  The  information         Common Stock
contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.


        TABLE OF CONTENTS



Risk Factors.....................................3
Thoroughbreds, Inc...............................5
No Market for Our Common Stock...................5
Dividend Policy..................................5
Shares Eligible for Future Sale..................5
Management's Discussion and Analysis of
Financial Condition and Results of Operations....6
Description of Business..........................9           PROSPECTUS
Management......................................11        _____________ , 2004
Executive Compensation..........................11
Principal Shareholders..........................11
Certain Relationships and Related Transactions..12
Description of Capital Stock....................12
Legal Matters...................................13
Experts.........................................13
Additional Information..........................13
Index to Financial Statements..................F-1


Until _____, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. There is in addition the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes ("NRS") provides broad authority for indemnification of directors and officers. The Articles of Incorporation of Thoroughbreds, Inc. (the "Registrant" or the "Company") provide for indemnification of its officers and directors to the fullest extent permitted by the NRS.

As permitted by Section 78.037 of the NRS, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

The Selling Stockholder has agreed to indemnify the Registrant, the officers and directors and controlling persons of the Registrant, and the employees of the Registrant who sign the Registration Statement against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") or state law.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses of the registration, all of which will be paid by Thoroughbreds, Inc. are as follows:


                      SEC Filing fee                 $    32.36
                      Printing Expense                   500.00
                      Accounting Fees and Expenses      2500.00
                      Legal Fees and Expenses           8000.00
                      Blue Sky Fees and Expenses          -0-
                                                     ----------
                      TOTAL                          $11,032.36



Item 26. Recent Sales of Unregistered Securities

Upon its incorporation in March 2000, Thoroughbreds, Inc. issued 4,000,000 shares of common stock to Pam J. Halter for $0.001 per share. Thoroughbreds, Inc. relied on Section 4(2) of the Securities Act of 1933 as its exemption from the registration requirements of said Act in connection with the above sale.

Item 27.      Exhibits.

*3.1          Articles of Incorporation of Thoroughbreds, Inc.
*3.2          Bylaws of Thoroughbreds, Inc.
*4            Specimen stock certificate for common shares
*5            Opinion of Alverson, Taylor, Mortensen, Nelson & Sanders
*23.1         Consent of Tschopp, Whitcomb & Orr C.P.A.
*23.2         Consent of Alverson, Taylor, Mortensen,  Nelson & Sanders included in opinion.

* filed herewith

Item 28.     Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(a) To include any prospectus required under Section 10(a) (3) of the Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Thoroughbreds, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of DeSoto, State of Texas, on January 20, 2004.

Thoroughbreds, Inc.

By: /s/ Pam J. Halter
   ------------------------------------------------
   Pam J. Halter, President
   And Chief Executive Officer
   (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

By: /s/ Pam J. Halter                                           January 20, 2004
   ------------------------------------------------
   Pam J. Halter
   President, Chief Executive Officer and Director